Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Jungwoo Family Co., Ltd., a Korean corporation (the “Purchaser”).

Recitals

The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), and the provisions of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”), each as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

The Company and the Purchaser entered into a Securities Purchase Agreement dated as of December 17, 2007 (the “Prior Agreement”), pursuant to which on December 24, 2007 the Purchaser purchased 142,857 shares of the Company’s common stock, par value US$0.0001 per share (the “Common Stock”),  and a warrant to acquire up to 28,571 shares of Common Stock for aggregate cash consideration of $199,999.80.

The Company and the Purchaser wish to terminate any and all continuing obligations of the Purchaser pursuant to the Prior Agreement.

The Purchaser wishes to purchase, and the Company wishes to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in this Agreement, (i) an additional  285,715 shares (the “Initial Shares”) of Common Stock and (ii) a warrant, in substantially the form attached hereto as Exhibit A (a “Warrant”), to acquire up to 57,143 shares of Common Stock (the “Warrant Shares”) at an exercise price of US$1.80 per share, for aggregate cash consideration of US$400,001.00 (the “Purchase Price”).

Agreement

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser agree as follows:

1.             DEFINITIONS.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1           “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.2           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

1.3           “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

1.4           “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.3.

1.5           “Closing Date” means the date and time of the Closing.

1.6           “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the NASD Over-the-Counter Bulletin Board.

1.7           “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

1.8           “Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Company,  (ii) the Company’s ability to perform any of its obligations under the terms of the Transaction Documents in any material respect or (iii) the rights and remedies of the Purchaser under the Transaction Documents.

1.9           “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.10         “Securities” means the Common Stock, the Warrant and the Warrant Shares issued or issuable pursuant to the Transaction Documents.

1.11         “Subsidiary” means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

1.12         “Trading Market” means the NASD Over-the-Counter Bulletin Board or any other Eligible Market, or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

1.13         “Transaction Documents” means this Agreement, the Warrant and any other agreement entered into, now or in the future, by the Company in connection with this Agreement or any of the other Transaction Documents (but excluding the Prior Agreement and any other agreement entered into, now or in the future, by the Company in connection with the Prior Agreement).

1.14           List of Additional Definitions.  The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Term	Section
Action	3.8
Additional Shares of Stock	5.7(b)
Adjusted Initial Shares	5.7(b)
Adjusted Purchase Price	5.7(b)
Aggregate Consideration	5.7(b)
Agreement	Preamble
Common Stock	Recitals
Company	Preamble
Diluted Price	5.7(a)
Initial Shares	Recitals
Make-Whole Number	5.7(b)
Prior Agreement	Recitals
Purchase Price	Recitals
Purchaser	Preamble
Regulation D	Recitals
Regulation S	Recitals
SEC	Recitals
U.S. Person	4.2
Warrant	Recitals
Warrant Shares	Recitals
1933 Act	Preamble

2.             PURCHASE AND SALE OF SECURITIES.

2.1           Purchase of the Initial Shares and Warrant.  Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, the Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Initial Shares and the Warrant for cash in an amount equal to the Purchase Price.

2.2           Time and Place of Closing.  The Closing shall take place at the offices of Chadbourne & Parke LLP, 1200 New Hampshire Avenue, N.W., Washington, DC  20036 on March 28, 2008.

2.3           Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           a stock certificate, free and clear of all restrictive legends (except as expressly provided in Section 6.1(b)), evidencing 285,715 shares of Common Stock, registered in the name of the Purchaser;

(ii)          a Warrant, issued in the name of the Purchaser, exercisable for up to 57,143 Warrant Shares; and

(iii)         any other documents reasonably requested by the Purchaser or its counsel in connection with the Closing, including, without limitation, certified copies of the Company’s certificate of incorporation, certificates of good standing and customary officers’ and secretary’s certificates.

(b)           At the Closing, the Purchaser shall deliver or cause to be delivered to the Company cash in an amount equal to the Purchase Price of US$400,001.00 by wire transfer of immediately available federal funds to the account of the Company.

2.4           Use of Proceeds.  The Company will use the net proceeds of the issuance and sale of Initial Shares and the Warrant for its general working capital and other corporate purposes.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Purchaser as follows:

3.1           Subsidiaries.  The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1.  Except as disclosed in Schedule 3.1, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.2           Organization and Good Standing.  Each of the Company and each Subsidiary is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with all requisite power and authority to carry on its business as presently conducted and own and use its properties and assets.  Each of the Company and each Subsidiary is authorized to conduct business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.3          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.4           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (assuming the accuracy of the Purchaser’s representations and warranties and compliance by the Purchaser with its respective covenants as set forth in this Agreement), including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.5           Issuance of the Securities.  The Securities have been duly authorized.  The Initial Shares and Warrant, when issued and paid for in accordance with the terms of this Agreement, and the Warrant Shares issuable upon exercise of the Warrant when so issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable, and free and clear of all Liens and charges and shall not be subject to preemptive or similar rights.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to the Purchaser upon exercise of the Securities.  Assuming the continued validity of the Purchaser’s representations and warranties contained in Section 4, the offer, issuance and sale of the Securities to the Purchaser pursuant to this Agreement and upon exercise of the Warrant are exempt from registration requirements of the 1933 Act.

3.6           Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date hereof is set forth in Schedule 3.6.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as set forth in Schedule 3.6 and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, as of the date hereof there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders).  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.7           Answer to all Inquires.  The Company has answered all inquiries that the Purchaser has made of it concerning the Company, its business and financial condition, or any other matter relating to the operation of the Company and the offering and sale of the Initial Shares and Warrant. No written statement or inducement that is contrary to the information conveyed to the Purchaser that if untrue would have a material effect on the Company’s business taken as a whole has been made by or on behalf of the Company to the Purchaser.

3.8           Absence of Litigation.  Except as set forth in Schedule 3.8, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, any of the Company’s officers or directors in their capacities as such and any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect.  To the knowledge of the Company, no judgment, injunction, writ, award, decree or order has been issued by any court or other governmental authority against the Company.

3.9            Labor Relations.  No material labor dispute exists or, to the knowledge of the Company is imminent, with respect to any of the employees of the Company.

3.10          Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.11          Transactions with Affiliates and Employees.  Except as set forth in Schedule 3.11, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.12          Title to Assets.  The Company and its Subsidiaries have valid title to or leasehold rights for all real property that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in Schedule 3.12 or as do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance; except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.13          Registration Rights.  Except as described in Schedule 3.13, as of the date hereof the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.14          Form S-1 Eligibility.  The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-1 promulgated under the 1933 Act.

3.15          Disclosure.  All disclosures provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact to the extent of the Company’s knowledge.  Except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser hereby represents and warrants to the Company as follows as of the date hereof and the Closing Date:

4.1           Organization; Authority.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Korea.  The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Purchaser.  Each Transaction Document to which the Purchaser is a party has been (or upon delivery will have been) duly executed by the Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with its terms.

4.2           The Purchaser’s Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act.  The Purchaser is not a broker-dealer, or required to be registered as a broker-dealer, under Section 15 of the 1934 Act.  The Purchaser is not a U.S. person within the meaning of Rule 902(k) of Regulation S under the 1933 Act (“U.S. Person”), which term includes: (i) a natural person resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person (other than a trust of which any professional fiduciary duty acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person); (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the 1933 Act) who are not natural persons, estates or trusts.

4.3           Experience of the Purchaser; Substantial Risk of Loss.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment, and the Purchaser has had available such information with respect to the Company as the Purchaser deems necessary or appropriate to make such evaluation and an informed investment decision with respect thereto. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.   The Purchaser has discussed with its professional legal, tax and financial advisors, to the extent it deemed appropriate, the suitability of the investment in the Securities for its particular tax and financial situation.

4.4           Manner and Place of Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser has not been offered the Securities in the United States and at the time of execution of this Agreement is physically outside the United States.

4.5           No Public Sale or Distribution; Investment Intent.  The Purchaser is acquiring the Securities in the ordinary course of business for its own account for investment purposes only and not on behalf or for the benefit of any U.S. Person or with a view towards, or for resale in connection with, the public sale or distribution thereof, and the Purchaser does not have a present intention nor a present arrangement to effect any distribution of the Securities to or through any person or entity.  Except as expressly contemplated by the Transaction Documents, the sale and resale of the Securities has not been pre-arranged with any U.S. Person or buyer in the United States, and the Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for the distribution, resale, subdivision or fractionalization of the Securities. In order to induce the Company to issue and sell the Securities subscribed for hereby, the Purchaser agrees that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Securities by anyone but the Purchaser.  Notwithstanding the foregoing, by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption under the 1933 Act.

4.6           Information Regarding the Company.  The Purchaser has been furnished with or has had access to all publicly available documents and records of the Company so as to allow the Purchaser to understand and evaluate such records and documents fully.  In addition, the Purchaser has received from the Company such other information concerning its operations, financial condition and other matters as the Purchaser has requested and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities.  In evaluating the suitability of an investment in the Company, the Purchaser has not been furnished and has not relied upon any representations or other information (whether oral or written) other than as set forth herein or in the publicly available documents and records of the Company.  The Purchaser has not relied on any projections in making an investment decision with respect to the Securities.

4.7           No Distribution.  The Purchaser has not distributed the records and documents the Company provided to the Purchaser under or in connection with this Agreement to any other Person.

4.8           Information Regarding the Purchaser.  All information which the Purchaser has provided to the Company concerning itself, its financial position, and the knowledge of financial and business matters of the person making the investment decision on behalf of the  Purchaser, including all information contained herein, is true and complete as of the date of this Agreement and will be true and complete as of the Closing Date. If in any respect the representations and warranties of the Purchaser contained herein and all other information that the Purchaser has provided to the Company shall not be true and accurate at any time prior to the Closing Date, the Purchaser agrees to give prompt written notice of such fact to the Company, specifying which representations, warranties or information are not true and accurate and the reasons therefor.  The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the 1933 Act, by virtue of Regulation D and/or Regulation S of the 1933 Act, and from applicable U.S. or foreign federal or state securities laws based, in part, upon the representations, warranties and agreements contained in this Agreement and that the Company may rely on such representations, warranties and agreements in connection therewith.

4.9           Regulation S Compliance.  The address set forth in Section 7.2 of this Agreement is the Purchaser’s true and correct residence or principal place of business and the Purchaser has no present intention of becoming a resident of any state or other jurisdiction of the United States or moving its principal place of business within the United States. The Purchaser acknowledges and agrees that until the expiration of the one-year distribution compliance period within the meaning of Rule 902(f) of Regulation S under the 1933 Act, the Purchaser will only resell the Securities in compliance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an exemption from registration.  The Purchaser agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the 1933 Act.

5.             COVENANTS AND AGREEMENTS.

5.1           Transfer Restrictions.

(a)           The Purchaser covenants that the Securities will only be disposed of pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the 1933 Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company without any such legal opinion, any transfer of Securities by the Purchaser to an Affiliate of the Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.

(b)           The Purchaser agrees to the imprinting, except as otherwise permitted by Section 5.1(c), of a legend in substantially the following form on any certificate evidencing Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER U.S. OR FOREIGN SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, HYPOTHECATED OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE U.S. AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE U.S. AND FOREIGN SECURITIES LAWS.  THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED OFFER, SALE, HYPOTHECATION OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)           Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5.1(b) or any other legend if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).  Following such time as a legend is no longer required for certain Securities, the Company will, no later than ten Business Days following the delivery by the Purchaser to the Company of a legended certificate representing such Securities, deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends.

(d)           The Purchaser agrees that stop transfer instructions have been or will be placed with respect to the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof and that the Company’s stock transfer agent will not be required to accept for registration of transfer any Securities, except upon presentation of evidence satisfactory to the Company and the transfer agent that the restrictions set forth in this Agreement have been complied with.  The Purchaser also agrees that stop transfer instructions described in the preceding sentence will be placed with respect to any new certificate representing the Securities upon presentment by the Purchaser of a certificate for transfer.

5.2           Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)           The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market.

5.3           Reports and Filing.  Upon execution of this Agreement, the Company shall fully cooperate with the Purchaser in preparing, drafting and filing the reports the Purchaser must file with the relevant government authorities, agencies, offices and other institutions in connection with the acquisition of foreign securities by the Purchaser. The Purchaser shall fully cooperate with the Company in preparing, drafting and filing any reports and documents pursuant to the relevant securities laws and regulations.

5.4           General Indemnity.  The Company agrees to indemnify and hold harmless the Purchaser and its directors, officers, affiliates, agents, successors and assigns from an against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.  The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such the Purchaser herein.

5.5           Compliance with Laws.  So long as the Purchaser beneficially owns any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

5.6           Disbursement of Funds.  At the Closing, the Purchaser shall transfer cash in an amount equal to the Purchase Price to a separate account of the Company in the manner specified in Section 2.3(b).

5.7           Antidilution.

(a)           If, at any time prior to the second anniversary of the Closing Date, the Company issues Additional Shares of Stock at an effective net price to the Company (the “Diluted Price”) that is less than the Adjusted Purchase Price, then within ten Business Days of such issuance, the Company shall issue to the Purchaser an additional number of shares of Common Stock equal to the Make-Whole Number.  No shares shall be issued pursuant to this Section 5.7 upon the issuance by the Company of warrants or options to purchase Common Stock or preferred stock, and any adjustment in connection with such options or warrants shall be made at the time such options or warrants are exercised and the Company issues Common Stock or preferred stock, as applicable, to the holder thereof (provided that such exercise occurs prior to the second anniversary of the Closing Date).  Notwithstanding the foregoing or any other provision hereof to the contrary, the Company shall not be obligated to issue any Common Stock pursuant to this Section 5.7 unless the Purchaser purchases all of the Initial Shares as provided herein.

(b)           For purposes of this Section 5.7, the following defined terms shall have the following meanings:

 “Additional Shares of Stock” shall mean all shares of Common Stock and/or preferred stock issued by the Company, other than: (1) shares of Common Stock issued upon conversion of any shares of preferred stock of the Company; (2) shares of Common Stock and/or preferred stock and/or warrants and/or options (and the Common Stock or preferred stock issued upon the exercise of such warrants and/or options) issued before or after the Closing Date to directors, officers, employees, consultants and other advisors of the Company and which are approved by at least a majority of the Board of Directors of the Company; and (3) shares of Common Stock or preferred stock or other rights issued in connection with any stock dividends, combinations, splits, recapitalizations and the like.

“Adjusted Initial Shares” means the Initial Shares, as adjusted by the Company for any stock dividend, combination, split, recapitalization and the like with respect to the Initial Shares occurring after the Closing Date.

“Adjusted Purchase Price” means US$1.40 per share of Common Stock,  as adjusted by the Company for any stock dividend, combination, split, recapitalization and the like with respect to the Initial Shares occurring after the Closing Date.

“Aggregate Consideration” shall mean: (1) to the extent it consists of cash, the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale; (2) to the extent it consists of property other than cash, the fair value of such property as determined by the Board of Directors of the Company; and (3) if shares of Common Stock or preferred stock are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, the portion of the consideration so received that may be determined by the Board of Directors of the Company to be allocable to such shares of Common Stock or preferred stock.

“Make-Whole Number” means (1) the quotient of the Purchase Price divided by the Diluted Purchase Price minus (2) the Adjusted Initial Shares.

5.8           AMEX Listing.  Following the Closing, the Company shall take commercially reasonable efforts to cause the Common Stock to be listed for trading on the American Stock Exchange within three years from the Closing Date.

6.             CONDITIONS.

6.1           Conditions Precedent to the Obligations of the Purchaser.  The obligation of the Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for those representations and warranties that speak only as of a specified date, which shall be true and correct as of such specified date);

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Material Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would reasonably be expected to have or result in a Material Adverse Effect; and

(e)           Stockholder Approval.  The issuance of the Initial Shares and the Warrant shall have been approved by the holders of a majority of the shares of the outstanding Common Stock in accordance with all applicable requirements of the Delaware General Corporation Law and the 1934 Act.

6.2           Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           No Material Adverse Effect.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would reasonably be expected to have or result in a Material Adverse Effect; and

(e)           Stockholder Approval.  The issuance of the Initial Shares and the Warrant shall have been approved by the holders of a majority of the shares of the outstanding Common Stock in accordance with all applicable requirements of the Delaware General Corporation Law and the 1934 Act.

7.             MISCELLANEOUS.

7.1           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.2           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 7.2 prior to 18:30 (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 18:30 (New York City time) on any date and earlier than 24:00 (New York City time) on such date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Rexahn Pharmaceuticals, Inc.
9620 Medical Center Drive
Rockville, MD 20850
	Attn:	Tae Heum Jeong
	Fax No.:	(240) 268-5310
	E-Mail:	ted@rexahn.com

With a copy to:	Chadbourne & Parke LLP
1200 New Hampshire Avenue, N.W.
Washington, D.C. 20036
	Attn:	Hwan Kim
	Fax No.:	(202) 974-6790
	E-Mail:	hkim@chadbourne.com

If to the Purchaser:	Jungwoo Family Co., Ltd.
6F Chosuk Bldg, 1550-10
Seocho-dong, Seocho-gu
Seoul, Korea
	Fax No.:	82-2-553-4222
	Email:	skk1523@hanmail.net
	Attn:	Sung Gwan Kim, CEO

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.4           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.5           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.6           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third-party beneficiary of Section 5.4.

7.7           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF KOREA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SEOUL CENTRAL DISTRICT COURT OF THE REPUBLIC OF KOREA, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.8           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities for a period of one year; provided, however, that if the Purchaser sells or transfers 50% or more the Initial Shares to any third party, the representations, warranties and covenants made by the parties under this Agreement immediately shall cease to be effective.

7.9           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.10         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.11         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.12         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.13         Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

7.14         Prior Agreement.  The Company hereby releases and discharges the Purchaser from any obligation to purchase any additional securities of the Company pursuant to the Prior Agreement, and from any liability arising out of or in connection any failure of the Purchaser to purchase any securities of the Company in accordance with the requirements of the Prior Agreement.  The Purchaser agrees that the Securities (as defined herein) shall not constitute Registrable Securities under and as defined in the Registration Rights Agreement (as defined in the Prior Agreement).

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Chang H. Ahn
Name:	Chang H. Ahn
Title:	CEO

The Purchaser

JUNGWOO FAMILY CO., LTD.

By:	/s/ Sung Gwan Kim
Name:	Sung Gwan Kim
Title:	CEO
:
[Signature page to Securities Purchase Agreement]